UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 6, 2026
Dream Finders Homes, Inc.
(Exact name of registrant as specified in its charter)

Texas	001-39916	85-2983036
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14701 Philips Highway, Suite 300 Jacksonville, Florida	32256
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (904) 644-7670
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	DFH	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement
Merger Agreement
On August 6, 2026, Dream Finders Homes, Inc., a Texas corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Bulldogs Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”), and Beazer Homes USA, Inc., a Delaware corporation (“Beazer”).
The Merger Agreement provides, among other things and subject to the terms and conditions set forth therein, that Merger Sub will be merged with and into Beazer, with Beazer surviving as a wholly owned subsidiary of the Company (the “Merger”). At the Effective Time (as defined in the Merger Agreement), by virtue of the Merger, and without any action on the part of the Company, Merger Sub, Beazer or any holder of any securities of Beazer:
•each share of common stock, par value $0.001 per share, of Beazer issued and outstanding immediately prior to the Effective Time (each a “Beazer Share” and collectively, the “Beazer Shares”), other than Beazer Shares to be cancelled or converted pursuant to Section 2.1(b) of the Merger Agreement and the Dissenting Shares (as defined in the Merger Agreement), shall be converted automatically into the right to receive $33.50 per Beazer Share in cash, without interest, subject to any withholding of taxes required by applicable law (the “Merger Consideration”);
•each option to purchase Beazer Shares (each, a “Beazer Option”), whether vested or unvested, that is outstanding and unexercised immediately prior to the Effective Time shall automatically be cancelled and converted into the right to receive (without interest) an amount in cash (less applicable tax withholdings) equal to the product of (x) the total number of Beazer Shares underlying the Beazer Option multiplied by (y) the excess, if any, of the Merger Consideration over the exercise price of such Beazer Option; provided that any such Beazer Option with respect to which the exercise price subject thereto is equal to or greater than the Merger Consideration shall be cancelled for no consideration;
•each outstanding award of Beazer restricted stock awards (“Beazer RSAs”) that is outstanding immediately prior to the Effective Time (other than Beazer RSAs granted during Beazer’s 2027 fiscal year, which awards will be assumed by the Company and converted into restricted stock awards with respect to Company shares of an equivalent fair market value) shall automatically be cancelled and converted into the right to receive (without interest) an amount in cash (less applicable tax withholdings) equal to (x) the total number of Beazer Shares underlying such award of Beazer RSAs, multiplied by (y) the Merger Consideration;
•each outstanding award of Beazer performance-based restricted stock awards (“Beazer Performance-Based RSAs”) that is outstanding immediately prior to the Effective Time shall automatically be cancelled and converted into the right to receive (without interest) an amount in cash (less applicable tax withholdings) equal to (x) the number of vested Beazer Shares underlying such award (with the performance conditions for any uncompleted periods deemed achieved at target level), multiplied by (y) the Merger Consideration; and
•each outstanding award of Beazer performance-based cash awards (“Beazer Performance-Based Cash Awards”) that is outstanding immediately prior to the Effective Time shall automatically and without any required action on the part of the holder thereof or Beazer, be cancelled and converted into the right to receive (without interest) an amount in cash (less applicable tax withholdings) equal to the value of the award (with the performance conditions for any uncompleted periods deemed achieved at target level).

The Board of Directors of each of the Company and Beazer have unanimously approved the Merger and the Merger Agreement. Assuming the satisfaction of the conditions set forth in the Merger Agreement as briefly discussed below, the Company expects the Merger to close in the Company’s fourth quarter of 2026. Beazer will promptly after the execution of the Merger Agreement and in any event, no later than 20 business days after the Merger Agreement, prepare and file a proxy statement with the Securities and Exchange Commission (the “SEC”) whereby Beazer will ask its stockholders to vote on the adoption and approval of the Merger Agreement at a special stockholder meeting that will be held on a date, and at the time and place, to be announced when finalized.
The closing of the Merger is subject to various closing conditions, including (i) adoption and approval of the Merger Agreement, including the Merger, by holders of a majority of the Beazer Shares then outstanding (the “Beazer Stockholder Approval”), (ii) the expiration or early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iii) the consummation of the Merger shall not be restrained, enjoined or prohibited by any law or order that is continuing and remains in effect, and (iv) no Company Material Adverse Effect (as defined in the Merger Agreement) having occurred since the date of the Merger Agreement. The obligations of each party to effect the Merger are also conditioned on the accuracy of the other party’s representations and warranties (subject to certain materiality standards) contained in the Merger Agreement and the other party’s performance and compliance with, in all material respects, the covenants and agreements contained in the Merger Agreement. The closing of the Merger is not subject to a financing condition.
The Merger Agreement contains customary representations, warranties and covenants, including, among others, covenants by Beazer to conduct its business and operations in all material respects in the ordinary course between the date of the Merger Agreement and the closing of the Merger, not to engage in certain material transactions during such period, to convene and hold a special meeting of its stockholders for the purpose of obtaining the Beazer Stockholder Approval, to use reasonable best efforts to cooperate with the Company in connection with the debt financing for the transactions contemplated by the Merger Agreement, to use reasonable best efforts to obtain regulatory approvals and, subject to certain customary exceptions, for the Board of Directors of Beazer (the “Beazer Board”) to recommend that the stockholders adopt the Merger Agreement and the transactions contemplated thereby, including the Merger. The Merger Agreement also contains customary representations, warranties and covenants of the Company and Merger Sub, including a covenant that the Company use its reasonable best efforts to consummate the debt financing and to obtain regulatory approvals.
The Merger Agreement provides that, during the period commencing with the execution and delivery of the Merger Agreement, Beazer may not solicit, initiate, propose, or knowingly induce the making, submission or announcement of, or knowingly assist, encourage or facilitate any inquiry, proposal or offer that constitutes or would reasonably be expected to lead to an Acquisition Proposal (as defined in the Merger Agreement), provide non-public information to any third parties or participate or engage in discussions or negotiations with any third party with respect to an Acquisition Proposal. However, if at any time following the date of the Merger Agreement and prior to the receipt of Beazer Stockholder Approval, Beazer receives a bona fide written Acquisition Proposal from a third party that did not result from Beazer breaching the non-solicitation provision of the Merger Agreement with respect to such Acquisition Proposal and the Beazer Board determines in good faith that such Acquisition Proposal constitutes or could reasonably be expected to lead to a Superior Proposal (as defined below) and failure to take action with respect to such proposal would be inconsistent with the Beazer Board’s fiduciary duties, then Beazer may provide any non-public information relating to Beazer or any of its subsidiaries, or afford to such third party access to the business, properties, assets, books, records or other non-public information, or to any personnel, of Beazer or any of its subsidiaries (subject to entry into an acceptable confidentiality agreement with such third party and other customary notice and information obligations to the Company).

Prior to obtaining the Beazer Stockholder Approval, the Beazer Board may effect a “Change of Recommendation” (as defined below) and/or terminate the Merger Agreement (A) in response to an Intervening Event (as defined below) and if the Beazer Board determines, in good faith, after consultation with its independent financial advisor and outside legal counsel, that the failure to do so would reasonably be expected to be inconsistent with the Beazer Board’s fiduciary duties or (B) if Beazer has received a bona fide Acquisition Proposal from a third party that the Beazer Board determines in good faith, after consultation with its independent financial advisor and outside legal counsel (i) constitutes a more favorable transaction from a financial point of view for Beazer’s stockholders than the Merger (including all legal, financial, regulatory, timing and other aspects), taking into account all of the terms and conditions of such proposal and of the Merger Agreement (including any proposed changes to the terms of the Merger Agreement), and (ii) is reasonably likely to be consummated in accordance with its terms (including all legal, financial, regulatory, timing and other aspects) (a “Superior Proposal”). Beazer shall not be entitled to effect a Change of Recommendation or terminate the Merger Agreement unless (i) Beazer provided at least four business days’ prior written notice to the Company of Beazer’s intention to take such action, (ii) Beazer, if requested by the Company, will have negotiated in good faith with the Company regarding any amendment to the Merger Agreement proposed in writing by the Company and intended to cause the relevant Acquisition Proposal to no longer be a Superior Proposal, and (iii) the Beazer Board shall have considered in good faith any adjustments and/or amendments to the Merger Agreement that the Company shall have proposed by 11:59 p.m. ET on the last day of the notice period and shall have determined in good faith that the Superior Proposal would continue to constitute a Superior Proposal if such adjustments and/or amendments were to be given effect. An “Intervening Event” means any change, effect, circumstance or condition with respect to Beazer and its subsidiaries that was not known by or reasonably foreseeable by the Beazer Board as of the date of the Merger Agreement. A “Change of Recommendation” exists if, among other circumstances set forth in the Merger Agreement, the Beazer Board (i) withholds or withdraws, or amends, qualifies or modifies in a manner adverse to the Company or Merger Sub, the Beazer Board’s recommendation that Beazer’s stockholders adopt and approve the Merger Agreement and the transactions contemplated therein, including the Merger, (ii) (x) fails to publicly recommend against acceptance of a tender or exchange offer that constitutes an Acquisition Proposal within ten business days of commencement thereof, or (y) publicly recommends in favor of, or publicly states that it takes no position with respect to, or that it is unable to take a position with respect to, any such tender or exchange offer, (iii) adopts, approves, endorses, recommends or otherwise declares advisable any Acquisition Proposal, (iv) fails to include the recommendation that Beazer’s stockholders adopt and approve the Merger Agreement in Beazer’s proxy statement, (v) fails to make or reaffirm the Beazer Board’s recommendation within ten business days of the Company’s written request following public disclosure of an Acquisition Proposal, (vi) submits any Acquisition Proposal to Beazer’s stockholders, or (vii) publicly proposes or agrees to any of the foregoing.
The Merger Agreement contains certain termination rights for both the Company and Beazer. The Merger Agreement may be terminated by (i) mutual written consent of both parties prior to the Effective Time, (ii) by either the Company or Beazer if the Beazer Stockholder Approval is not obtained upon a vote taken at the Beazer special meeting of stockholders, (iii) by either the Company or Beazer at any time prior to the Effective Time if any court or other governmental entity issues a final, non-appealable order that enjoins the consummation of the transactions contemplated by the Merger Agreement, (iv) by either the Company or Beazer if the Effective Time does not occur on or before February 6, 2027, which date will be automatically extended to May 6, 2027, if necessary, to obtain required antitrust approvals (such date, as it may be extended, the “Outside Date”), (v) by the Company if the Beazer Board effects a Change of Recommendation prior to receipt of the Beazer Stockholder Approval, (vi) by Beazer if the Beazer Board determines to accept a Superior Proposal prior to the receipt of the Beazer Stockholder Approval, (vii) by the Company if Beazer materially breaches the Merger Agreement, the Company delivered a notice of such breach or failure to perform to Beazer and such breach or failure to perform is not capable of cure prior to the Outside Date or Beazer fails to cure within 30 business days (but no later than the third business day prior to the Outside Date), or (viii) by Beazer if the Company materially breaches the Merger Agreement, Beazer delivered notice of such breach or failure to perform and such breach or failure to perform is not capable of cure prior to the Outside Date or the Company fails to cure within 30 business days (but no later than the third business day prior to the Outside Date).
If the Merger Agreement is terminated, in certain circumstances related to a Change of Recommendation or terminated for the Beazer Board to accept a Superior Proposal, then Beazer shall pay to the Company a termination fee of $31.3 million. Beazer may also be required to pay a termination fee to the Company if an Acquisition Proposal is publicly announced or made known to the Beazer Board, if the Merger Agreement is terminated for a failure to close by the Outside Date or because Beazer breached its representations or warranties or failed to perform any of its covenants that was not cured, and within 12 months after such termination, Beazer enters into a definitive agreement in respect of the Acquisition Proposal and such transaction is consummated.

Voting Agreement
In connection with the execution of the Merger Agreement, the Company also entered into a Voting and Support Agreement with Beazer (the “Voting Agreement”). Pursuant to the Voting Agreement, among other things, the Company agreed to vote all Beazer Shares owned of record or beneficially held by the Company (i) in favor of the adoption of the Merger Agreement, the Merger and each of the transactions contemplated thereby, (ii) in favor of the approval of any proposal to adjourn the Beazer Stockholder Meeting to a later date, if there are not sufficient votes to approve the Merger Agreement, and (iii) against any (A) Acquisition Proposal (as defined in the Merger Agreement), (B) any amendment or other change to Beazer’s organizational documents that would change the voting rights of the Beazer common stock owned by the Company or the number of shares required to adopt the Merger Agreement, (C) any action, proposal or transaction that would reasonably be expected to result in a breach of any covenant, agreement, representation or warranty or any other obligation of Beazer set forth in the Merger Agreement, and (D) any other action, proposal or transaction that would reasonably be expected to impede, interfere with, delay, postpone, discourage or prevent the consummation of the Merger and the other transactions contemplated therein in any material respect. The Voting Agreement terminates on the earliest to occur of (a) the Effective Time and (b) the termination of the Merger Agreement in accordance with its terms.
Descriptions of Merger Agreement and Voting Agreement Not Complete
The foregoing description of the Merger Agreement and Voting Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement and Voting Agreement, copies of which are filed herewith as Exhibits 2.1 and 99.2, respectively, and are incorporated into this Current Report on Form 8-K by reference in their entirety.
The Merger Agreement has been filed as an exhibit to provide investors and stockholders of the Company with information regarding its terms. It is not intended to provide any other factual information about the Company, Beazer or Merger Sub. The representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of the Merger Agreement and as of specified dates, were solely for the benefit of the parties to the Merger Agreement and may be subject to limitations agreed upon by the contracting parties. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors and stockholders of the Company accordingly should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Beazer, Merger Sub or any of their respective subsidiaries or affiliates. In addition, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules that Beazer exchanged with the Company and Merger Sub in connection with the execution of the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the parties to the Merger Agreement and the Merger that will be contained in, or incorporated by reference into, the proxy statement that Beazer will be filing with the SEC in connection with the Merger, as well as in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents that the Company has filed or may file with the SEC.
A copy of the Voting Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the parties thereto or their respective subsidiaries or affiliates. The representations, warranties, and covenants of each of the parties thereto contained in the Voting Agreement were made only for purposes of the Voting Agreement and as of specific dates, were solely for the benefit of the parties to the Voting Agreement, may be subject to limitations, qualifications or other particulars agreed upon by the contracting parties, instead of establishing these matters as facts or made for other purposes, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, the representations, warranties, and covenants or any descriptions thereof should not be relied upon by any person as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Voting Agreement, which subsequent information will not necessarily be fully reflected in the Company’s or Beazer’s public disclosures.

Financing
The Company has obtained financing commitments in the form of a bridge loan credit facility, a land bank facility and a preferred equity investment, the aggregate proceeds of which, together with the Company’s available cash and other sources of funds, will be sufficient for the Company to consummate the transactions in accordance with the Merger Agreement.
Bridge Facility
In connection with entering into the Merger Agreement, the Company entered into a commitment letter (the “Bridge Commitment Letter”), dated as of August 6, 2026, with Bank of America, N.A., BofA Securities, Inc., and Goldman Sachs Bank USA (collectively, the “Commitment Parties”), pursuant to which the Commitment Parties have agreed to provide the Company with certain committed financing to fund a portion of the consideration payable in the Merger pursuant to the Merger Agreement and to pay related fees and expenses. The Bridge Commitment Letter also contemplates that the Company will seek to obtain permanent financing in the form of among other things, senior unsecured debt securities and/or equity offerings prior to the Closing, and that the commitments under the Bridge Facility (as defined below) will be reduced by the amount of any such permanent financing, subject to certain exceptions.
The Bridge Commitment Letter provides for a senior unsecured 364-day bridge loan credit facility in an aggregate principal amount of up to $900 million (the “Bridge Facility”), which is intended to be available to the Company to finance, together with other sources of funds, the Merger and related expenses in the event that the Company has not obtained other permanent financing prior to the closing of the Merger. The Bridge Facility is subject to customary conditions precedent to funding, including, but not limited to, the consummation of the Merger materially in accordance with the terms of the Merger Agreement, as well as the absence of a Company Material Adverse Effect (as defined in the Merger Agreement).
Land Bank Facility
In connection with entering into the Merger Agreement, the Company also entered into a commitment letter (the “Land Bank Commitment Letter”), dated as of August 6, 2026, with Kennedy Lewis Investment Management, LLC, pursuant to which Kennedy Lewis Investment Management, LLC and/or its affiliates (“KLIM”) has agreed to provide the Company an $800 million land bank facility (the “Land Bank Facility”) to fund a portion of the consideration payable in the Merger pursuant to the Merger Agreement and to pay related fees and expenses. The funding of the Land Bank Facility is subject to customary conditions precedent, including, but not limited to, the consummation of the Merger materially in accordance with the terms of the Merger Agreement, the consummation of the Preferred Equity Investment (as defined below) and either a notes offering, equity offering or use of the Bridge Facility in connection with the closing of the Merger, as well as the absence of a Company Material Adverse Effect (as defined in the Merger Agreement).
Preferred Equity Investment
The Company also entered into a commitment letter (the “Preferred Equity Commitment Letter”), dated as of August 6, 2026, pursuant to which KLIM has committed to purchase shares of a new series of convertible preferred stock of the Company (the “New Preferred Stock”). The Preferred Equity Commitment Letter contemplates the issuance and sale of 450,000 shares of New Preferred Stock at a purchase price of $1,000 per share, for an aggregate preferred equity investment of $450 million (the “Preferred Equity Investment”), the proceeds of which are expected to be used to fund a portion of the consideration payable in the Merger pursuant to the Merger Agreement and to pay related fees and expenses. The New Preferred Stock is expected to include, subject to the execution and delivery of definitive documentation consistent with the terms of the Preferred Equity Commitment Letter, customary redemption and convertibility rights, dividend and preferences, minority protective provisions, transfer restrictions, standstill obligations, board observer rights, registration rights and information rights. The Preferred Equity Investment is subject to customary conditions precedent, including, but not limited to, the consummation of the Merger materially in accordance with the terms of the Merger Agreement, the consummation of the Land Bank Facility and either a notes offering, equity offering or use of the Bridge Facility in connection with the closing of the Merger, as well as the absence of a Company Material Adverse Effect (as defined in the Merger Agreement).

Item 7.01 Regulation FD Disclosure.
On August 7, 2026, the Company and Beazer issued a joint press release (the “Joint Press Release”). A copy of the Joint Press Release has been furnished as Exhibit 99.1 and a copy of the Company’s investor presentation has been furnished as Exhibit 99.3 to this Current Report on Form 8-K and is incorporated herein by reference.
The information provided pursuant to Item 7.01 of this Form 8-K, including Exhibits 99.1 and 99.3, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended or the Exchange Act, except as expressly set forth by specific reference in such filing.
Cautionary Statement Regarding Forward-Looking Information
The information presented herein may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 giving the Company’s expectations or predictions of future financial or business performance or conditions. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “prospects” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could” or “may”, or by variations of such words or by similar expressions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties which change over time. Forward-looking statements speak only as of the date they are made and the Company does not assume any duty to update forward-looking statements other than as required by law. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.
In addition to factors previously disclosed in the Company’s reports filed with the SEC, the following factors, among others, could cause actual results to differ materially from forward-looking statements and historical performance: the occurrence of any event, change or other circumstances that could give rise to right of one or both of the parties to terminate the definitive merger agreement between the Company and Beazer; the outcome of any legal proceedings that may be instituted against the Company or Beazer; the failure of Beazer to obtain necessary stockholder and regulatory approvals or to satisfy any of the other conditions to the Merger on a timely basis or at all; the possibility that the anticipated benefits of the Merger are not realized when expected or at all; the possibility that the Merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events; diversion of management’s attention from ongoing business operations and opportunities; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the Merger; the Company’s ability to obtain financing and complete the acquisition and integration of Beazer successfully or fully realize cost savings and other benefits and other consequences associated with mergers, acquisitions and divestitures; negative effects of announcing the Merger or the consummation of the Merger on the market price of our common stock, credit ratings or operating results; and the potential impact of announcement of the Merger or consummation thereof on relationships, including with employees, customers and competitors.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Number	Description
2.1	Agreement and Plan of Merger, dated as of August 6, 2026, among Dream Finders Homes, Inc., Bulldogs Merger Sub, Inc. and Beazer Homes USA, Inc.
99.1	Joint Press Release, dated August 7, 2026
99.2	Voting Agreement, dated August 6, 2026, between Dream Finders Homes, Inc. and Beazer Homes USA, Inc.
99.3	Investor Presentation, dated August 7, 2026
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DREAM FINDERS HOMES, INC.

Date: August 7, 2026	By:	/s/ Robert E. Riva
Robert E. Riva
Vice President, General Counsel and Corporate Secretary